Exhibit 99.1

Kentucky USA Energy, Inc. Begins Sale and Production of Natural Gas to Seminole Energy Services, LLC.

Press Release

Source: Kentucky USA Energy, Inc.

On 9:00 am EDT, Tuesday October 27, 2009

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (the “Company”) (OTCBB: KYUS - News), announced today that the Company has started producing and selling natural gas to Seminole Energy Services, LLC (“Seminole”). The Company recently completed its interconnection to Seminole’s Olive Grove Gathering & Treatment Facility, which is jointly owned by Seminole Gas Company, LLC, and Daugherty Petroleum, Inc., and is managed by Seminole. The Company has begun to deliver its gas to the Seminole facility and, following treatment of the gas, it will be purchased by Seminole in accordance with the terms of the Company’s base contract with Seminole dated October 19, 2009. The open flow rate from the wells completed in the New Albany Shale and Dutch Creek formation indicated potential production to be above the Company's initial projections and an estimated production rate will be determined in approximately 30 to 60 days.

“We have achieved a major milestone today," said Steven Eversole, CEO of Kentucky USA Energy. "The area where Seminole's facility is located had experienced wet weather over the last month, which delayed the final phase of our tie-in to the Seminole facility by a couple of weeks. Bringing our wells online and into production is a great accomplishment for our Company and our shareholders."

Eversole added, "We will now move ahead and begin drilling again. Our goal is to get as many wells drilled before the winter sets in. We will continue to update our shareholders on our drilling program as well as on the production from our wells."

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing, exploration stage independent energy company with, it believes, the experience and technological expertise to exploit the gas resources on its properties in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:

Corporate:
Kentucky USA Energy, Inc.
Steven Eversole, 606-878-5987
CEO
or
Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com